Exhibit 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF FOSUN INDUSTRIAL,
PERSONS CONTROLLING FOSUN INDUSTRIAL AND EXECUTIVE OFFICERS AND DIRECTORS
OF OTHER PERSONS IN CONTROL OF FOSUN INDUSTRIAL

Fosun Industrial is a corporation organized under the laws of Hong Kong with its principal business address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong SAR. The telephone number of Fosun Industrial’s principal executive office is (+86) 21 6332 5563. Fosun Industrial is principally engaged in investment, selling and providing consulting services for Chinese and Western medicines, diagnostic reagents and devices as well as import and export business.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Industrial is set forth below.

Fosun Industrial

Name	Business Address	Present Principal Employment	Citizenship
Qiyu Chen	28/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong, China	Chairman of the Board of Directors	China
Fang Yao	28/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong, China	Director	China
Zhicheng Qiao	28/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong, China	Director	China

Fosun Industrial is a wholly owned subsidiary of Fosun Pharma. Fosun Pharma is a corporation organized under the laws of People’s Republic of China and listed on the Shanghai Stock Exchange with its principal business address at No. 2 East Fuxing Road, Shanghai, China. The telephone number of Fosun Pharma’s principal executive office is (8621) 2313 8000. Fosun Pharma is principally engaged in Bio-chemical products, reagents, biological “four-tech” service, manufacture and sale of self-developed products, instruments and apparatuses, electronic products, computer, chemical raw materials (except dangerous products), consulting service, exportation business on self-produced products and their related technologies, and importation business on any required materials, equipments, instruments and apparatuses, accessories and technologies, related with self-produced products.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Pharma is set forth below.

Fosun Pharma

Name	Business Address	Present Principal Employment	Citizenship
Qiyu Chen	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board	China
Fang Yao	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board and General Manager	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Director	China
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China
Guozheng Zhang	No.2 East Fuxing Road, Shanghai, China	Director	China
Yimin Guan	200 Panlog Road, Qingpu District, Shanghai, China	Independent Director	China
Jiong Han	19F, One Lujiazui, 68 Yin Cheng Road Middle, Shanghai, China	Independent Director	China
Weijiong Zhang	Room 305, the First Teaching Building, No.699, Hongfeng Road, Shanghai, China	Independent Director	China

Fosun Pharma is beneficially held approximately 48.1% by Fosun High Technology. Fosun High Technology is a corporation organized under the laws of People’s Republic of China with its principal business address at No.2 East Fuxing Road, Shanghai, China. The telephone number of Fosun High Technology’s principal executive office is (8621) 2315 6666. Fosun High Technology, through its subsidiaries, is principally engaged in pharmaceuticals and healthcare, property, steel, mining, retail, services and strategic investment businesses in China.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun High Technology is set forth below.

Fosun High Technology

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Director and Co-President	China
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Director, Chief Financial Officer and Senior Vice President	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China

Fosun High Technology is a subsidiary of Fosun International. Fosun International is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.  Fosun International’s ordinary shares are listed on the main board of the Stock Exchange of Hong Kong Limited. The telephone number of Fosun International’s principal executive office is (8621) 6332 2820. Fosun International is principally engaged in businesses including pharmaceuticals and healthcare, property, steel, mining, retail, services and strategic investments.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International is set forth below.

Fosun International

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Executive Director, Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Executive Director, Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Executive Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Executive Director and Co-President	China
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Executive Director, Senior Vice President and Chief Financial Officer	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Benren Liu	No.2 East Fuxing Road, Shanghai, China	Non-Executive Director	China
Kaixian Chen	No. 555 Zuchongzhi Road, Research Office of Shanghai Institute of Materia Medica, Chinese Academy of Sciences, Shanghai, China	Independent Non-Executive Director; Researcher, Doctoral supervisor and Director of the academic committee of the Shanghai Institute of Materia	China

Medica of the Chinese Academy of Sciences
Shengman Zhang	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong, China	Independent Non-Executive Director; Chairman of Asia-Pacific of Citigroup	Hong Kong Special Administrative Region
Andrew Y. Yan	Room 2516-2520, Pacific Place II, Hong Kong, China	Independent Non-Executive Director; Managing Partner of SAIF Partners	Hong Kong Special Administrative Region

Fosun International is a subsidiary of Fosun Holdings. Fosun Holdings is a corporation organized under the laws of Hong Kong, China with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The telephone number of Fosun Holdings’ principal executive office is (8621) 6332 2820. Fosun Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings is set forth below.

Fosun Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun Holdings is a subsidiary of Fosun International Holdings. Fosun International Holdings is a corporation organized under the laws of British Virgin Islands with its principal business address at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. The telephone number of Fosun International Holdings’ principal executive office is (8621) 6332 2820. Fosun International Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings is set forth below.

Fosun International Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun International Holdings is owned 58% by Guangchang Guo with the remaining shares owned 22% by Liang Xinjun, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of China. His present principal employment includes executive director and chairman of Fosun International, director of both Nanjing Iron & Steel United Co., Ltd. and Fosun Pharma and non-executive director of Shanghai Forte Land Co., Ltd.